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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 15, 1998


                              SCHUFF STEEL COMPANY
             (Exact name of registrant as specified in its charter)


          DELAWARE                     000-22715                 86-0318760
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



                1841 WEST BUCHANAN STREET, PHOENIX, ARIZONA 85009
               (Address of principal executive offices) (Zip code)



        Registrant's telephone number, including area code (602) 252-7787

                                 Not applicable.
         (Former name or former address, if changed since last report.)



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ITEM 5.  OTHER EVENTS.

         On October 15, 1998, and pursuant to a Stock Purchase Agreement dated as of September 30, 1998 (the "Purchase Agreement"), among Schuff Steel Company ("Schuff" or the "Company"); Ted F. Rossin and Connie A. Rossin, John N. Achuff, II and Mary P. Achuff, Arnold Baumgartner, Ronald Bowers and Tonie L. Bowers, Jeffrey Clinkscales and Kimberly Clinkscales, Guadalupe Nunez and Graciela Nunez (collectively the "Sellers"); and Bannister Steel, Inc. (Bannister); the Company purchased all of the issued and outstanding shares of capital stock of Bannister from Sellers. Bannister provides structural steel fabrication services for industrial and commercial projects to the Southern California construction market.

         Information relating to the transaction and Bannister is set forth in a press release dated October 19, 1998 issued by the Company. A copy of the press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

2.1               Purchase Agreement described in Item 5 above (1)
99.1              Press Release dated October 19, 1998


(1) Certain information in this exhibit will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SCHUFF STEEL COMPANY

Date: October 26, 1998            By: /s/ Kenneth F. Zylstra
                                      ------------------------------------------
                                      Vice President and Chief Financial Officer
                                      (Principal Financial Officer and
                                      Duly Authorized Officer)




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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
------            -----------

2.1               Purchase Agreement described in Item 5 above (1)

99.1              Press Release dated October 19, 1998


(1) Certain information in this exhibit will be omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.